EXHIBIT 10.22
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                     UNSECURED SUBORDINATED PROMISSORY NOTE

$1,000,000.00                                                       May 31, 2002

         FOR VALUE RECEIVED, the undersigned, Palweb Corporation ("Debtor"), promises to pay to the order of Paul A. Kruger, individually ("Lender"), the principal sum of up to One Million Dollars ($1,000,000.00) together with interest thereon at the fixed rate of six percent (6 %) per annum. The loan will be funded by Lender in traunches of not less than $250,000 each. The first traunche of $500,000 will be funded on May 31, 2002, or within two business days thereof. This Debtor then will have up to two remaining traunches, totaling $500,000 available to it. This Note shall be unsecured and subordinated to any and all bank debt or other third party institutional debt of PalWeb Corporation past, present or future.

         Any sums advanced to Debtor against the Note shall be due and payable with interest as a balloon payment on June 1, 2003.

         If this Note is not paid when due and Debtor fails to cure such default within ten (10) days of receiving written notice thereof from Lender, then Lender may, at its option, declare this Note immediately due and payable in full.

         If the Debtor is dissolved, makes an assignment for the benefit of creditors, or institutes or has instituted against it any insolvency or bankruptcy proceeding, this Note shall become immediately due and payable at the option of the holder, and notice of the election of this option is expressly waived.

         If this Note or any portion of the principal due hereunder is not paid when due, and is given to an attorney for collection, or suit is filed hereon, and as often as any of such events occur, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees and court costs.

         The Debtor hereof may prepay all or any portion of the principal hereof at any time without prepayment penalty or premium. Any and all principal prepayments made hereby must be accompanied by full payment of all interest accrued on the amount of principal so prepaid.

         The Debtor undertakes to prepay Lender in the event Debtor obtains additional financing, which gives the Debtor the financial capacity to prepay the Lender.
"Debtor"



PALWEB CORPORATION


By: /s/ Greg Trickel
    --------------------
    Greg Trickel



AGREED AND ACCEPTED:


/s/ Paul A. Kruger
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Lender, Paul A. Kruger